Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41037 and 333-49426) of Lightning Rod Software, Inc. of our report dated May 10, 2002 relating to the financial statements which appear in this Form 10-KSB.

Boulay, Heutmaker, Zibell & Co., P.L.L.P.

Minneapolis, Minnesota

June 11, 2002